UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2021

BROOKLYN IMMUNOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 58th Street, Building A, Suite 2100
Brooklyn, New York	11220
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 582-1199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.005 par value per share	BTX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As we have previously disclosed, our wholly owned subsidiary Brooklyn ImmunoTherapeutics LLC, or Brooklyn LLC, entered into option agreements, or the Agreements, with Novellus Therapeutics Limited and Factor Bioscience Limited, which we refer to together as the Licensors, in December 2020 to obtain the right, or the Option, to enter into a license agreement, or the License Agreement, for an exclusive worldwide license of the Licensors’ intellectual property and mRNA cell reprogramming and gene editing technology for use in the development of certain cell‑based therapies to be evaluated and developed for treating human diseases, including certain types of cancer and sickle cell disease.

Brooklyn LLC and the Licensors have been negotiating the proposed terms of the License Agreement that would be entered into upon an exercise of the Option. In accordance with the Agreements, the License Agreement would include Brooklyn LLC’s commitment to file an investigational new drug (IND) application or clinical trial application (CTA) seeking to develop a licensed product using the licensed technology within twenty-four months of the execution of the License Agreement and terms relating to the expiration and termination of the License Agreement. As also contemplated by the Agreements, the License Agreement would provide that Brooklyn LLC would be (a) entitled to acquire, within a period of time following the execution of the License Agreement, additional stem cell lines from the Licensors by making substantial additional payments, (b) obligated to make substantial payments following the achievement of enumerated milestones, and (c) obligated to pay a royalty of approximately 10% on net sales of any products developed pursuant to the License Agreement.

Brooklyn LLC initially was entitled, under the terms of the Agreements, to exercise the Option at any time on or before April 30, 2021 by paying initial license fees totaling $4.0 million, which amount includes previously paid, nonrefundable fees totaling $500,000. In order to, among other things, provide Brooklyn LLC with additional time to negotiate the terms of the License Agreement, on April 9, 2021 Brooklyn LLC and the Licensors amended the Agreements to:
•	extend the exercise period for the Option from April 30, 2021 to May 21, 2021; and
•
require that Brooklyn LLC pay a total of $1.0 million of the initial license fees to the Licensors by April 15, 2021, which amount has been paid by Brooklyn LLC and will be refundable by the Licensors if Brooklyn LLC does not exercise the Option by May 21, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROOKLYN IMMUNOTHERAPEUTICS, INC.

	By:	/s/ Ronald Guido
Ronald Guido
Interim Chief Executive Officer and
Chief Development Officer
Dated: April 15, 2021